Exhibit 10.24

Translation

BEIJING WANWEI SKY TECHNOLOGY CO., LTD.

CAPITAL SUBSCRIPTION AGREEMENT

THIS INCREASED CAPITAL SUBSCRIPTION AGREEMENT (this “Agreement”) is made on October 19, 2004 in Beijing, the People’s Republic of China (“PRC”) by and among the following parties:

Beijing Wanwei Sky Technology Co., Ltd. (“Party A” or the “Company”)

Registered address:

Legal representative:

Shanghai Jiucheng Information Technology Company Limited (“Party B”)

( )

Nationality: PRC

Address: Room 674-07 Bldg 2, No. 351 Guo Shoujing Road, Zhangjiang High-tech Park, Shanghai

LI Weiren (“Party C”)

Nationality: PRC

Address: 2965 No. 2 Jichang Bei Road, Chaoyang District, Beijing

ID Card No.: 110101670926152

CAO Bo (“Party D”)

Nationality: PRC

Address: No. 15 Bei Sanhuang Dong Road, Chaoyang District, Beijing

ID Card No.: 511122198108139073

HUANG Yi (“Party E”)

Nationality: PRC

Address: No. 65 Qingjiang Road, Qingyang District, Chengdu

ID Card No.: 510133198009100817

JIA Songtao (“Party F”)

Nationality: PRC

Address: 79-231 Xigang Dong Qu, Caidamu Xi Road, Xining

ID Card No.: 630105700902201

ZHAO Likui (“Party G”)

Nationality: PRC

Address: No. 64 Compound No. 1, Bajiaonanshan, Shijingshan District, Beijing

ID Card No.: 110107571220001

Party C, Party D, Party E, Party F and Party G may be referred to collectively hereinafter as the “Original Shareholders”, and Party A, Party B and the Original Shareholders may be referred to collectively herein as the “Parties” or individually a “Party”.

Exhibit 10.24

Translation

Whereas:

1.	The Company is a limited liability company established on January 30, 2004 with its legal address at 13 Gate 3 No. 3 Haidian Road, Haidian District, Beijing and LI Weiren as its legal representative.

2.	The current registered capital of the Company is RMB1,800,000 (the “Existing Registered Capital”) whereby Party C contributed RMB1,120,000, representing 62.22% of the Existing Registered Capital; Party D contributed RMB50,000, representing 2.78% of the Existing Registered Capital; Party E contributed RMB50,000, representing 2.78% of the Existing Registered Capital; Party F contributed RMB380,000, representing 21.11% of the Existing Registered Capital; and Party G contributed RMB200,000, representing 11.11% of the Existing Registered Capital.

3.	The Parties agree to increase the registered capital of the Company to RMB3,000,000 and also agree that the increased registered capital of RMB1,200,000 (the “Increased Registered Capital”) be subscribed by Party B.

4.	The Original Shareholders hereby acknowledge their waiver of the right of first refusal entitled by them to subscribe the Increased Registered Capital.

NOW THEREFORE, the Parties agreed as follows after amicable consultations:

Chapter 1 Increase of Registered Capital

Article 1:	The Parties hereby agree that the registered capital of the Company be increased from RMB1,800,000 to RMB3,000,000 and that the Increased Registered Capital of RMB1,200,000 be subscribed by Party B in full.

Article 2:	Party B shall pay RMB2,400,000 to the Company as the full consideration for the subscription of the Increased Registered Capital (the “Subscription Consideration”). Of this amount, RMB1,200,000 shall be taken as the registered capital contributed by Party B to the Company and the remaining RMB1,200,000 shall be credited to the capital provident fund of the Company.

Article 3:	The Subscription Consideration payable by Party B under Article 2 of this Agreement shall be paid in full to Party A within 30 working days after the conditions precedent set out in Article 13 of this Agreement have been satisfied.

Exhibit 10.24

Translation

Article 4:	Upon completion of the increase of the registered capital as provided herein, the amounts and percentages of the capital contributions made by all the shareholders of the Company shall be as shown in the table below:

Item No.	Name	Amount of Capital Contribution (unit: RMB)	Percentage of Capital Contribution
1	Party B	1,200,000	40%
2	Party C	1,120,000	37.33%
3	Party D	50,000	1.67%
4	Party E	50,000	1.67%
5	Party F	380,000	12.67%
6	Party G	200,000	6.67%
Total		3,000,000	100%

Article 5:	Party B and the Original Shareholders shall at the even date hereof execute the Second Amendment to the Articles of Association of Beijing Wanwei Sky Technology Co., Ltd. in substance and form consistent with Appendix 1 hereto (the “Second Amendment to Articles of Association”).

Article 6:	After Party B has paid the Subscription Consideration in accordance with Article 3 herein, the Company shall engage an accounting firm to conduct a capital verification and issue a capital verification report. At the same time, the Company shall (and the Original Shareholders shall cause the Company to) issue to Party B a capital contribution certificate signed by the legal representative of the Company and affixed with the seal of the Company.

The Company shall also (and the Original Shareholders shall cause the Company to) promptly complete the necessary alteration registration with and obtain a new business licence from the other relevant government departments. The alteration registration with the industry and commerce administration in connection with the Increased Registered Capital and the Second Amendment to Articles of Association shall be completed no later than 10 working days after Party B has paid the Subscription Consideration. All expenses and costs incurred in connection with such alteration registration shall be borne by the Company.

Article 7:	The Parties agree that Party B be granted the following option:

(1)	Before April 1, 2006, Party B or a third party designated by Party B may acquire the entire equity interests then held by the Original Shareholders in Party A at a price payable in cash or other mutually agreed forms with the consideration which shall be ten times of the assessed value of the Company based on the net operating profit of Party A in the second half of 2005 as audited in accordance with the accounting standards of the United States; or

(2)	Before October 1, 2006, Party B or a third party designated by

Exhibit 10.24

Translation

Party B may acquire the entire equity interests then held by the Original Shareholders in Party A at a price payable in cash or other mutually agreed forms with the consideration which shall be ten times of the assessed value of the Company based on the net operating profit of Party A in the first half of 2006 as audited in accordance with the accounting standards of the United States.

The above option may be exercised by Party B in its absolute discretion. Party B will exercise such option by giving written notice to Party A and the Original Shareholders. If Party B elects to exercise such option, the Company and the Original Shareholders shall cooperate with Party B or the third party designated by Party B by executing all necessary legal documents and taking all necessary actions (including without limitation completing all necessary formalities) so that Party B may exercise such option.

Article 8:	The Parties agree that upon completion of the capital increase under this Agreement (for the purposes of this Agreement, “completion” means the completion of the alteration registration with the administration for industry and commerce as provided in Article 6 hereof) Party A shall have the right to make written request to Party B in accordance with the needs of its business operation. Within 30 days of receipt of such request by Party B, the two Parties shall enter into negotiations on the relevant debt financing agreement (“Financing Agreement”) and Party B shall arrange debt financing for Party A as mutually agreed in the relevant agreement. In addition, Party A hereby agrees that the possible future Financing Agreement shall not be contradict with the following principles:

A.	the amount of financing shall not be less than RMB two million (RMB2,000,000);

B.	the term for repayment shall not be shorter than 12 months;

C.	the annual interest rate shall not be higher than 4%;

D.	Party B and the third party designated by Party B may become party to the Financing Agreement but Party A shall not assign its rights to such financing to any third party; and

E.	Before such financing is made available by Party B to Party A, the purpose for which the funds will be used shall be subject to the written consent of Party B and Party A shall guarantee that such funds will be used for the agreed purpose.

Notwithstanding the above provisions, the Parties understand that the conditions precedent for Party B to provide financing will include but will

Exhibit 10.24

Translation

not be limited to that as at the time when the Financing Agreement is signed and the financing is provided, the representations, warranties and undertakings made by the Parties herein are true and accurate in all respects and have not been breached and no default has been committed by any Party under this Agreement.

Chapter 2 Organization of the Company

Article 9:	The highest authority of the Company is the shareholders’ meeting. The Parties agree that in accordance with the provisions of the Second Amendment to the Articles of Associations, the Company shall establish a board of directors upon the date when the Second Amendment to the Articles of Associations is filed with Beijing Administration for Industry and Commerce.

The Parties hereby agree that the board of directors of the Company shall have 5 members, of which two shall be elected from the candidates nominated by Party B. All directors shall be elected through the shareholders’ meeting of the Company. A resolution concerning the election and replacement of directors shall be resolved by the shareholders representing two thirds or more of the voting rights.

Article 10:	The Parties hereby agree that the chief officer of the financial department of the Company shall be nominated by Party B and appointed by the board of directors of the Company.

Article 11:	The Parties agree that the specifics requirements concerning the organization of the Company shall rely on the stipulations as provided in the Articles of Association of the Company (including the Articles of Association dated as of January 9, 2004 and the Amended Articles of Association dated as of July 5, 2004, similarly hereinafter) and the Second Amendment to the Articles of Association.

Chapter 3 Effectiveness and Conditions Precedent

Article 12:	This Agreement shall come into effect on the date when it is formally signed or sealed by the Parties or their authorized representatives.

Article 13:	The Parties agree that Party B’s obligation to pay the Subscription Consideration under Article 2 hereof shall come into effect on the date when all of the following conditions are satisfied:

(1)	in the opinion of Party B, its due diligence on the Company has obtained satisfactory results;

(2)	the representations, warranties and undertakings made by the

Exhibit 10.24

Translation

Parties herein are true and accurate in all respects and have not been breached and none of the Parties is in default under this Agreement;

(3)	the shareholders’ meeting of the Company has adopted the resolution approving the increase of registered capital under this Agreement and the Second Amendment to Articles of Association;

(4)	the shareholders’ meeting of the Company has adopted the resolution approving the Company to form a board of directors and has elected the members of the board of directors including the successful election of the two directors nominated by Party B;

(5)	the Company has become the owner of the domain name of www.tkgame.com;

(6)	the Company has signed agreements with the lessors of the equipment lease contract signed by the Company and has obtained the complete ownership title of all existing operating equipment;

(7)	the Company has completed the filing procedures with Beijing Administration for Industry and Commerce for using websites to publish advertisements;

(8)	the Company has purchased the full amount of social insurance for its formally employed staff and workers in accordance with the relevant regulations the State and of Beijing; and

(9)	the Company has signed agreements with its core technology development personnel (including without limitation ZHU Qiang, CAO Bo, HUANG Yi and GAO Zhihui) in respect of confidentiality and intellectual property rights.

The Parties undertake that they will use all reasonable efforts to ensure the satisfaction of the relevant conditions for effectiveness. On the date when the above conditions are satisfied, the Company shall, and the Original Shareholders shall cause the Company to, immediately provide Party B with relevant documents satisfactory to Party B as evidence that such conditions have been satisfied, including without limitation the relevant resolutions of the shareholders’ meeting, the filing document for using websites to publish advertisements, and the confidentiality and intellectual property rights agreements, etc.

Chapter 4 Rights and Obligations of the Parties

Article 14:	Party A shall be responsible for:

Exhibit 10.24

Translation

(1)	fully cooperating with the due diligence investigation of Party B and its appointed intermediaries on the Company;

(2)	issuing to Party B a capital contribution certificate signed by the legal representative of the Company and affixed with the seal of the Company; and

(3)	promptly completing the necessary alteration registration with Beijing Administration for Industry and Commerce and other relevant government departments (if any) and obtaining a new business licence, and completing the alteration registration with the administration for industry and commerce in connection with the Increased Registered Capital and the Second Amendment to Articles of Association within 10 working days after Party B has paid the Subscription Consideration.

Article 15:	The Original Shareholders shall be jointly responsible for:

(1)	procuring with their best efforts that the shareholders’ meeting of the Company adopt the resolution approving the increase of the registered capital of the Company and the Second Amendment to Articles of Association;

(2)	procuring with their best efforts that the shareholders’ meeting of the Company adopt the resolution approving the Company to form a board of directors and that the [two] candidates for directors nominated by Party B be elected to the board of directors; and

(3)	assisting the Company in completing the alteration registration with the administration for industry and commerce in connection with the Increased Registered Capital and the Second Amendment to Articles of Association and in procuring other necessary government approval or registration (if any).

Article 16:	Party B shall pay its capital contribution to the Increase Registered Capital in accordance with the provisions of this Agreement.

Chapter 5 Representations, Warranties and Undertakings

Article 17:	Each of the Parties hereby represents and warrants as follows:

(1)	it has the full power and authorization to enter into and perform this Agreement;

(2)	this Agreement will constitute its legal and binding obligation as of the date of its effectiveness;

Exhibit 10.24

Translation

(3)	it shall take all necessary actions including without limitation signing and performing all necessary legal documents in order to perform this Agreement properly; and

(4)	there is no on-going or pending litigation, arbitration or other judicial or administrative punishment proceedings which may affect its performance of this Agreement.

Article 18:	Party A and the Original Shareholders hereby, jointly and severally, represent and warrant as follows:

(1)	the Company is a limited liability company duly established and validly existing under the PRC law;

(2)	the Existing Registered Capital, in the amount of RMB1,800,000, has been fully paid and there has been no withdrawal of capital;

(3)	there is no lien, charge, claim and other security interest over the equity interests held by the Original Shareholders in the Company;

(4)	there is no litigation, arbitration or administrative proceeding which may materially affect the equity interests held by the Original Shareholders in the Company;

(5)	the Original Shareholders do not have any debt or contingent debt which may materially affect the equity interests held by them in the Company;

(6)	the entry and performance of this Agreement will not violate any contract, agreement or other legal document binding on the Company or the Original Shareholders;

(7)	the Original Shareholders will not, and they warrant that any of their affiliates (other than the Company) will not, (whether individually or jointly with other third party, and whether directly or indirectly) conduct or engage in any business, after this Agreement comes into effect, which shall compete with the main business of the Company (online game business);

(8)	the Original Shareholders will not, and they warrant that any of their affiliates (other than the Company) will not, (whether directly or indirectly) solicit or induce any technical or managerial personnel of the Company to cease working for the Company, or offer any job to or enter into any employment service contract with such personnel after this Agreement comes into effect;

Exhibit 10.24

Translation

(9)	the balance sheet (“Balance Sheet”) and business accounts provided by the Company to Party B are prepared in accordance with the generally accepted accounting principles, standards and practices in the PRC and the laws and regulations of the PRC and truthfully and clearly reflect the actual circumstances and the financial conditions of the Company as at the date on which such accounts are completed;

(10)	the Company has strictly complied with the provisions of applicable tax laws and there is no tax which is payable but not paid;

(11)	there is no actual, potential or controversial debt, contract or agreement between the Company and its executive directors, senior management officers or any of its affiliates;

(12)	the Company has lawful ownership title to all of its assets (including intellectual properties) and there is no mortgage, pledge, security or any other restrictive rights over such assets;

(13)	the Company has not provided any guarantee or other form of security for any third party;

(14)	the Company is not involved in any litigation, arbitration or administrative punishment;

(15)	the “technology of virtual objects trading system in online games”, a non-patent technology, is an intellectual property jointly developed by Party C, Party D, Party E and Party F independent from other parties, which has not infringed any other third party’s intellectual property right and such non-patent technology has already been legally and completely contributed to the Company;

(16)	the Company enjoys the complete copyright and other intellectual property rights to the non-patent technology namely “technology of virtual objects trading system in online games”, and, to the best knowledge of Party A and the Original Shareholders, no any other party has claimed any right to such technology.

Article 19:	The Company further undertakes that, before the capital increase under this Agreement is completed:

(1)	the Company will maintain its normal commercial operation and, except for the payments required by its normal commercial operation, it will not make (or agree to make) any other payments;

Exhibit 10.24

Translation

(2)	the Company will take all reasonable measures to maintain and protect its assets;

(3)	the representative of Party B has the right to inspect and make copy of the financial statements of the Company during the normal working hours after reasonable notice;

(4)	the Company will promptly disclose the information of any fact or matter of its knowledge that may constitute a breach of any representation, warranty or undertaking (whether such information exists prior to or occurs after the execution date of this Agreement);

(5)	the Company will not change its current main business;

(6)	the Company will not invest in or provide loans to any third party, nor will it obtain loans or investment from any third party (other than Party B);

(7)	the Company will not declare any distribution or payment or prepare to make or plan any profit distribution;

(8)	the Company will not provide any guarantee or other forms of security for its affiliates or any other third party;

(9)	the Company will not enter into or carry out any material agreement, contract, arrangement or transaction (whether legally binding) which may affect the financial or legal status of the Company, including without limitation entering into any contract or similar arrangement (or tender any bid or offer which may result in such contract or obligation) with a value or expenditure singly exceeding RMB fifty thousand (RMB50,000) or in aggregately exceeding RMB hundred and fifty thousand (RMB150,000);

(10)	the Company will not conduct any business activities which may require an internet news publication licence to conduct;

(11)	the Company will continue to maintain the labor and employment relationship with its senior management officers and core technology development personnel (including but not limited to ZHU Qiang, CAO Bo, HUANG Yi and GAO Zhihui); and

(12)	the Company will ensure that the representations, warranties and undertakings made by it in this Agreement are true and accurate in all respects and have not been breached, and are strictly in compliance with the provisions of this Agreement.

Exhibit 10.24

Translation

Chapter 6 Undertakings of the Original Shareholders

Article 20:	The Original Shareholders jointly undertake that if the Company suffers any economic loss as a result of any of the following reasons, the Original Shareholders will be jointly and severally liable to fully indemnify the Company and Party B against any and all economic losses suffered by them:

(1)	any administrative punishment (including but not limited to fines) is imposed by any competent authority on the Company in connection with the internet publishing business conducted by it before an internet publishing licence is obtainted; or

(2)	any administrative punishment (including but not limited to fines) is imposed by any competent authority on the Company in connection with the advertising business carried out by it before it completes the filing procedures for using websites to publish advertisements; or

(3)	any labor arbitration proceeding is brought by any employee on the Company or any administrative punishment (including but not limited to fines) is imposed on the Company in connection with any labor dispute; or

(4)	the Company has any off-balance-sheet debts; or

(5)	in any dispute arising from the performance of, or in connection with, any agreement entered into by the Company before the completion of the capital increase under this Agreement, any third party alleges non-performance of such agreement or default on the part of the Company and demand the Company to assume liabilities for breach of contract or to compensate the losses.

Chapter 7 Confidentiality

Article 21:	No Party shall use in any manner, or disclose to any organization or person other than the Parties hereto, any trade secret which comes into its knowledge in the course of the capital increase under this Agreement, unless:

(1)	with the prior written consent of the owner of such trade secret;

(2)	such trade secret has come into the public domain as a result of the disclosure by its owner;

Exhibit 10.24

Translation

(3)	for the purposes of enforcing an effective court judgment, decision or arbitration award; or

(4)	for performing an obligation expressly provided under the relevant laws or regulations or complying with a requirement in respect of public information disclosure.

Article 22:	For the purposes of Article 21, trade secret means technical information and business information which is not known to the public, is capable of bringing economic benefits to its owner and has practical uses, and for which confidentiality measures have been taken by its owner.

Chapter 8 Liability for Breach of Contract

Article 23:	If any Party fails to perform any of its obligations under this Agreement or fails to comply with any of its undertakings made by it under this Agreement, or if any of the representations or warranties made by it in this Agreement is not true or has material omission, shall be deemed in breach of contract.

Article 24:	If a non-breading Party suffers any direct economic loss as a result of any breach of contract by any Party, the breaching Party shall indemnify the non-breading Party with reasonable and full compensations.

Chapter 9 Governing Law and Dispute Resolution

Article 25:	The formation, validity, interpretation and performance of this Agreement and dispute resolution in connection with this Agreement shall be governed by the laws of the People’s Republic of China.

Article 26:	All disputes arising from the performance of, or in connection with, this Agreement shall be resolved by the Parties through amicable consultation. If the Parties fail to resolve a dispute within thirty (30) days of its occurrence, any Party may submit such dispute to the People’s court with the proper jurisdiction over it for judgment

Article 27:	During the period of dispute resolution, the Parties shall continue to perform the other provisions of this Agreement except for the matter under dispute.

Chapter 10 Miscellaneous

Article 28:	This Agreement is written in Chinese.

Article 29:	This Agreement shall be binding on the legal successors of the Parties.

Exhibit 10.24

Translation

Article 30:	This Agreement shall have ten (10) originals, with one original to be held by each Party and the remaining originals to be kept by the Company. All originals shall have equal legal effect.

IN WITNESS WHEREOF, the Parties hereby executed this Agreement as of the date first above written.

Beijing Wanwei Sky Technology Co., Ltd. (seal)

Authorized representative: /s/ Zhu Qiang

Shanghai Jiucheng Information Technology Company Limited (seal)
( )

Signature: /s/ QIN JIE

LI Weiren:	CAO Bo:

Signature: /s/ Li Weiren	Signature: /s/ Cao Bo

HUANG Yi:	JIA Songtao:

Signature: /s/ Huang Yi	Signature: /s/ Jia Songtao

ZHAO Likui:

Signature: /s/ Zhao Likui